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                                                                   EXHIBIT 10.22

                                    MIT-MSAM
                            EXCEPTED HOLDER AGREEMENT

         This EXCEPTED HOLDER AGREEMENT is made and entered into as of April 3, 1996 by and between MERIDIAN INDUSTRIAL TRUST, INC., a Maryland corporation (the "COMPANY"), and MORGAN STANLEY ASSET MANAGEMENT INC., a Delaware corporation ("MSAM").

                                 R E C I T A L S

         A. The Company intends to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "CODE").

         B. To help the Company qualify and maintain its status as a REIT, the Company's Third Amended and Restated Articles of Incorporation (the "ARTICLES") impose certain limitations on the ownership of the Company's stock. (Capitalized terms used in this Agreement that are not otherwise defined shall have the meanings given to them in the Articles.) The Articles contain a general restriction prohibiting any Person from owning more than a specified percentage (initially set at eight and one half percent) of the lesser of the number or value of any class of outstanding shares of the Company (the "OWNERSHIP LIMIT").

         C. The Company's Board of Directors is permitted to establish an "EXCEPTED HOLDER LIMIT" allowing ownership in excess of the Ownership Limit if certain conditions are satisfied. This Agreement is intended to create an Excepted Holder Limit for MSAM, acting on its own behalf and on behalf of its client accounts over which it has investment discretion ("MSAM Clients").

                                A G R E E M E N T

1.       REPRESENTATIONS AND COVENANTS OF MSAM

         Beginning on the date hereof, and during any period that an Excepted Holder Limit established pursuant to this Agreement (as subsequently adjusted) remains in effect, MSAM represents and agrees as follows:

         1.1 The shares of the Company over which MASM exercises discretionary authority, either on its own behalf or on behalf of the MSAM Clients, will be treated as being owned actually, Beneficially and Constructively by one Person solely for the purposes of this Agreement and the provisions of Article 5 of the Articles. This section shall not constitute an admission by MSAM that MSAM actually, Beneficially or Constructively owns any shares of Equity Stock of the Company owned by any MSAM Clients, or that any combination of MSAM and any MSAM Clients may be considered to be a group for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934.

         1.2 Neither MSAM, acting on its own behalf, nor any individual MSAM Client owns or will own actually, Beneficially or Constructively more than eight and one half percent of the outstanding shares of Equity Stock of the Company. In the case of MSAM Clients which are pooled
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investment vehicles, this limit shall not be applicable to the vehicle itself, but shall apply to the participants in the vehicle, who shall be deemed to own their allocable share of the vehicle's investment in shares of Equity Stock of the Company based on the participant's percentage ownership of the vehicle.

         1.3 MSAM and the MSAM Clients shall not collectively own actually, Beneficially or Constructively shares of the Company's Equity Stock in excess of the Excepted Holder Limit established pursuant to this Agreement.

         1.4 MSAM, on behalf of itself and each of the MSAM Clients, agrees that any violation or attempted violation of Article 1 of this Agreement or the provisions of the Board of Directors' resolution implementing this Agreement (or other action contrary to the ownership restrictions imposed under the Articles) will automatically subject the shares that otherwise would result in the violation to the treatment described in Sections 5.5 and 5.6 of the Articles (the shares will be immediately transferred to a Trust, or if the transfer to the Trust would be ineffective, the purported Transfer will be void ab initio).

         1.5 MSAM will not intentionally take any action which would result in a breach of any representation, warranty or covenant of MSAM set forth in this Agreement.

2.       ESTABLISHMENT OF AN EXCEPTED HOLDER LIMIT FOR MSAM

         Based on the above representations and agreements, the board of directors of the Company, effective as of the date of this Agreement, has established an Excepted Holder Limit for MSAM by adopting a resolution in the form attached to this Agreement as Exhibit "A".

3.       MISCELLANEOUS

         3.1 All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Maryland, without giving effect to any choice of law or conflict of law provision (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

         3.2 This Agreement may be signed by the parties in separate counterparts, each of which when so signed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.


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         Each of the parties has caused this Agreement to be signed by its duly authorized officers as of the date set forth in the introductory paragraph of this Agreement.


The "Company"                                "Morgan"
MERIDIAN INDUSTRIAL TRUST, INC., a           MORGAN STANLEY ASSET
Maryland corporation                         MANAGEMENT INC., acting on its own
                                             behalf and on behalf of the MSAM
                                             Clients


By:   /s/ Allen J. Anderson                  By:  /s/ Russell C. Platt
      ----------------------------------          -----------------------------
         Allen J. Anderson                   Name: Russell C. Platt
Its:     Chairman of the Board and Chief     Its: Principal
         Executive Officer


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                                   EXHIBIT "A"

                                   MIT -- MSAM
                        EXCEPTED HOLDER LIMIT RESOLUTION

In accordance with Article 5 of the Company's Third Amended and Restated Articles of Incorporation ("ARTICLES"), the Directors hereby determine that, effective upon the execution of an Excepted Holder Agreement (capitalized terms used in this resolution that are not otherwise defined shall have the meanings given to those terms in the Articles), and subject to adjustment as set forth below:

         1. An Excepted Holder Limit equal to the greater of (a) 1,600,000 shares of the Company's Common Stock or (b) eight and one half percent of the number or value of outstanding shares of the Company's Common Stock shall apply to MORGAN STANLEY ASSET MANAGEMENT INC., a Delaware corporation ("MSAM"), acting on its own behalf and on behalf of its client accounts over which it has investment discretion (the "MSAM Clients") (which shall include any shares of Common Stock issuable upon the exercise of any warrants or options exercisable for shares of Common Stock held by MSAM or any MSAM Client); provided, however, that in the event of a redemption, repurchase or cancellation of shares of Common Stock or similar action on the part of the Company that results in the number of shares of Common Stock then actually, Beneficially or Constructively Owned by MSAM or any MSAM Client representing in the aggregate a greater percentage of the outstanding shares of Common Stock, such Ownership Limit shall be increased proportionately;

         2. As to each Person that is deemed to Beneficially Own or Constructively Own an interest in shares of the Company that are held by MSAM or any MSAM Client, that Person's deemed indirect interest in the shares held by MSAM or any such MSAM Client shall be disregarded for purposes of applying the Ownership Limit to that Person, provided, however, if such a Person also owns actually, Beneficially or Constructively an interest in other shares of the Company, the interest held through MSAM or any MSAM Client shall not be so disregarded; and

         3. When MSAM or any MSAM Client sells or otherwise transfers ownership of shares of Common Stock of the Company outside of MSAM and the MSAM Clients, the Excepted Holder Limit then applicable to MSAM and the MSAM Clients shall be reduced by the interest that is sold or transferred, but the limit applicable to MSAM and the MSAM Clients shall not be reduced below the basic Ownership Limit.


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